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                                                                     EXHIBIT 5.1

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
                                                     BASS, BERRY & SIMS PLC
                                            A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                        ATTORNEYS AT LAW
           KNOXVILLE OFFICE                                                                          DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                        REPLY TO:                                  AMSOUTH CENTER
         KNOXVILLE, TN 37902                             AMSOUTH CENTER                      315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                      315 DEADERICK STREET, SUITE 2700                 NASHVILLE, TN 37238-3001
                                                    NASHVILLE, TN 37238-3001                          (615) 742-6200
            MEMPHIS OFFICE                               (615) 742-6200
      THE TOWER AT PEABODY PLACE                                                                    MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                      WWW.BASSBERRY.COM                           29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                                                                   NASHVILLE, TN 37203-4322
            (901) 543-5900                                                                            (615) 255-6161
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                                January 19, 2006


American Retirement Corporation
111 Westwood Place, Suite 200
Brentwood, Tennessee 37027

         Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with the offer and sale by American Retirement Corporation (the "Company") of up to 3,450,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the Company's registration statement on Form S-3 (File No. 333-116410) (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") and supplemented by the Prospectus Supplement dated January 19, 2006 (the "Prospectus Supplement"). The Registration Statement was declared effective by the Commission on June 29, 2004.

         In connection with this opinion we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Company, when issued and delivered in the manner and on the terms described in the Registration Statement, as supplemented by the Prospectus Supplement, will be validly issued, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company, the incorporation by reference of this opinion in the Registration Statement and the reference to our law firm under the caption "Legal Matters" in the Prospectus Supplement.

                                               Very truly yours,

                                               /s/ Bass, Berry & Sims PLC